UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 20, 2017

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07  Submission of Matters to a Vote of Security Holders
(a)	Anchor Bancorp's ("Company") 2017 Annual Meeting Shareholders ("Annual Meeting") was held on December 20, 2017.
(b)
There were a total of 2,494,940 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,198,414 shares of common stock were represented in person or by proxy, therefore a quorum was present.

The results of the vote for the proposals presented at the Annual Meeting were as follows:
Proposal 1.  Election of Directors.  Shareholders elected the following nominees to the Board of Directors for a three-year term by the following vote:
	FOR		WITHHELD		BROKER NON-VOTES
	No. of votes	Percentage of shares present	No. of Votes	Percentage of shares present	No. of votes

Robert D. Ruecker	1,572,234	91.50	145,962	8.50	480,218
Jerald L. Shaw	1,588,060	92.43	130,136	7.57	480,218

Based on the votes set forth above, Robert D. Ruecker and Jerald L. Shaw were each duly elected to serve as directors of the Company for a term of three years expiring at the annual meeting of shareholders in 2020 and until their successors have been duly elected and qualified.
The terms of Directors Douglas A. Kay, George W. Donovan, Terri L. Degner, Reid A. Bates and Gordon Stephenson, continued.
Proposal 2.  Advisory (Non-Binding) Vote on Compensation of Named Executive Officers: Shareholders approved an advisory (non-binding) vote on the compensation of the Company's named executive officers as follows:

	Number of Votes	Percentage
For	1,271,632	86.07%
Against	205,804	13.98%
Abstain	240,760	------
Broker non-votes	480,218	------

Proposal 3.   Ratification of the Appointment of Independent Auditors. Shareholders ratified the appointment of Moss Adams LLP as the Company's independent auditor for the fiscal year ending June 30, 2018 by the following vote:

	Number of Votes	Percentage
For	2,143,955	99.76%
Against	5,125	.24%
Abstain	49,334	-------

(c) None.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

Date: December 20, 2017	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer